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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-46422 and 333-60268) pertaining to the Virage Logic Corporation's 1997 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan of our report dated October 30, 2000, with respect to the consolidated financial statements and schedule of Virage Logic Corporation included in this Annual Report (Form 10-K) for the year ended September 30, 2001.


                                       /s/ Ernst & Young LLP


Palo Alto, California
December 17, 2001